CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 1996 included in USCI, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and to all references to our firm included in this registration statement.


                             /s/ ARTHUR ANDERSEN LLP
                            ----------------------------
                                 ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 18, 1996